Exhibit 99.1

Alcentra Capital Corporation Announces Third Quarter 2019 Financial Results

New York, NY, November 5, 2019 (PRNewswire) -- Alcentra Capital Corporation (NASDAQ: ABDC) (the "Company"), a provider of debt financing solutions to middle-market companies based primarily in the United States, today announced its financial results for the third quarter of 2019.

Third Quarter 2019 Highlights

•	Total investment income of $5.6 million
•	Net investment income of $1.7 million, or $0.13 per share
•	Received proceeds from repayments, loan dispositions and amortization on investments of approximately $2.8 million
•	Net asset value of $141.4 million, or $10.98 per share
•	Weighted average debt portfolio yield of approximately 10.6%

Suhail A. Shaikh, Chief Executive Officer of the Company, stated, “We were pleased with the performance of our investments, despite the volatility in leveraged finance markets. Our focus has been to maintain the quality of the portfolio until the announced merger with Crescent Capital BDC is consummated. While expenses remained elevated largely due to the announced merger, NAV per share was relatively flat from the second quarter due to the voluntary waiver by our manager, Alcentra NY, LLC, of the entire management fee owed to it.”

As previously announced, on August 12, 2019, the Company entered into the Agreement and Plan of Merger (as amended on September 27, 2019, the “Merger Agreement”), with Crescent Capital BDC, Inc. (“Crescent Capital BDC”) and the other parties thereto, pursuant to which Crescent Capital BDC (following its reincorporation by merger into the State of Maryland; such Maryland entity referred to as “Crescent Capital Maryland BDC”) will acquire all of the outstanding shares of the Company’s common stock in a stock and cash transaction through a series of mergers (the “Mergers”). This transaction is the result of the Company’s previously announced review of strategic alternatives led by an independent director committee (the “Committee of Independent Directors”) of its board of directors, and has been unanimously approved by the Committee of Independent Directors, the independent directors of Crescent Capital BDC and the boards of directors of both companies.

Under the terms of the transaction, in exchange for approximately 12.9 million shares of the Company’s common stock, the Company’s stockholders will receive approximately (i) 5.2 million shares of Crescent Capital Maryland BDC common stock (based on a fixed exchange ratio of 0.4041 shares of Crescent Capital Maryland BDC common stock per share of Company common stock); (ii) $19.3 million in cash, or $1.5023 per share, from Crescent Capital Maryland BDC (less the amount of any special dividends declared by the Company after the date of the Merger Agreement to comply with applicable tax requirements (excluding regular quarterly dividends up to a maximum amount of $0.18 per share of the Company’s common stock)); and (iii) $21.6 million in cash,  or $1.6761 per share, from Crescent Cap Advisors, LLC (“Crescent Cap Advisors”), the external investment adviser of Crescent Capital BDC (as may be adjusted pursuant to the Merger Agreement). The exchange ratio was fixed on the date of the Merger Agreement and is generally not subject to adjustment, including for changes in the trading price of the Company’s common stock before the closing of the Mergers.

Crescent Capital Maryland BDC is expected to apply to have its common stock listed on The Nasdaq Stock Market under the symbol “CCAP,” with such listing expected to be effective as of the closing date of the Mergers. Upon completion of the Mergers, the current directors and officers of Crescent Capital BDC are expected to continue in their current positions in Crescent Capital Maryland BDC, and Crescent Cap Advisors will externally manage Crescent Capital Maryland BDC after implementing the following changes to the Crescent Capital BDC investment advisory agreement: (1) reduce the base management fee from 1.50% to 1.25%, (2) waive a portion of the base management fee for the eighteen-month period following the Mergers so that only 0.75% will be charged for such time period, (3) waive the income-based portion of the incentive fee for the eighteen-month period following the Mergers and (4) increase the hurdle rate under the income-based portion of the incentive fee from 1.50% to 1.75% per quarter.

As of November 1, 2019, over two-thirds of Crescent Capital BDC’s stockholders have agreed to vote their shares in favor of the Mergers and related transactions. Additionally, Crescent Capital BDC stockholders (other than those Company stockholders receiving Crescent Capital BDC shares in connection with the transaction) generally will be restricted from trading their shares for at least six months following the closing of the transaction, subject to a modified lock-up schedule thereafter for an additional six months.

Consummation of the Mergers is subject to certain conditions, including, among others, the approvals of the Company’s and Crescent Capital BDC’s stockholders and other customary closing conditions. While there can be no assurance as to the exact timing, or that the Mergers will be completed at all, the Company and Crescent Capital BDC are working to complete the Mergers in the first quarter of 2020.

Third Quarter 2019 Financial Results

For the three months ended September 30, 2019, total investment income was $5.6 million, a decrease of approximately $0.9 million from the $6.6 million of total investment income for the three months ended September 30, 2018. This decrease was due to the portfolio rotation of legacy investments to investments more senior in the capital structure of the Company’s portfolio companies, and the associated decrease in weighted-average yields. For the three months ended September 30, 2019, interest and PIK income comprised $5.6 million. Net investment income for the three months ended September 30, 2019 was $1.7 million, or $0.13 per share (after a waiver for the entire amount of management fees), as compared to $3.0 million, or $0.22 per share, for the three months ended September 30, 2018.

For the three months ended September 30, 2019, total net expenses (after the waiver of the entire amount of management fees) were $3.9 million, an increase of $0.4 million, or 9.9%, from the $3.6 million for the three months ended September 30, 2018. The increase in total net expenses between periods was due primarily to an increase in general and administrative expenses, which were $2.2 million for the three months ended September 30, 2019, compared to $0.9 million for the three months ended September 30, 2018. The increase in general and administrative expenses was largely due to an increase in professional fees and directors fees, both primarily relating to the Company’s board of directors' formal review process to evaluate strategic alternatives for the Company and items relating to the Mergers.

The increase in general and administrative expenses was partially offset by a decrease in base management fees and interest and financing expenses between comparable periods. Base management fees were $0.8 million, a decrease of $0.1 million, or 11.4%, from the $0.9 million for the three months ended September 30, 2018. This decrease was due to the lower amount of gross assets outstanding between comparable periods. In addition, during the three months ended September 30, 2019, the Company’s investment adviser, Alcentra NY, waived the full $0.8 million of management fees, of which $0.1 million was waived pursuant to the temporary 25 basis point reduction in the base management fee agreed to by Alcentra NY until April 30, 2020, and $0.7 million was voluntarily waived by Alcentra NY in its sole discretion.

For the three months ended September 30, 2019, interest and financing expense was $1.7 million, a decrease from $1.9 million for the comparable period due primarily to lower borrowings under the Company’s senior secured revolving credit facility.

For the three months ended September 30, 2019, the Company recorded a net realized gain of $0.1 million and net change in unrealized depreciation from portfolio investments of $0.02 million. As a result, after considering the Company’s provision for taxes on unrealized gains, the Company's net increase in net assets resulting from operations was $1.8 million for the three months ended September 30, 2019.

Portfolio and Investment Activities

For the three months ended September 30, 2019, the Company had no new debt investments or add-on fundings due to the operation of interim operating covenants under the Merger Agreement effective during the pendency of the Mergers. As of September 30, 2019, the fair value of the Company's investment portfolio totaled $218.4 million and consisted of 28 companies and 1 rated debt security in a CLO. The average portfolio investment size on an amortized cost and fair market basis was $7.4 million and $7.2 million, respectively.

As of September 30, 2019, the Company had one debt investment (Southern Technical Institute, Inc.) on non-accrual status.

A risk rating of the Company’s portfolio companies is available on the Company's website presentation (https://investors.alcentracapital.com/events-presentations) and in the MD&A section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission (the “SEC”).

Liquidity and Capital Resources

At September 30, 2019, the Company had $4.8 million in cash, $28.7 million of borrowings outstanding on its $115.0 million senior secured revolving credit facility and $55.0 million outstanding of Alcentra Capital InterNotes.

Subsequent Events

•	On October 3, 2019, the Company paid a quarterly dividend of $0.18 per share to stockholders of record as of September 26, 2019.

•	On October 11, 2019, the Company’s board of directors approved a 2019 fourth quarter dividend of $0.18 per share payable on December 15, 2019 to stockholders of record as of November 30, 2019.

Conference Call

In light of the pending transactions with Crescent Capital BDC, the Company will not hold a conference call to discuss its operating and financial results for the quarter ended September 30, 2019.

ABOUT ALCENTRA CAPITAL CORPORATION

Alcentra Capital provides customized debt and equity financing solutions to middle-market companies, which Alcentra Capital generally defines as U.S. based companies having between $15.0 million and $75.0 million of EBITDA. Alcentra Capital’s investment objective is to provide attractive risk-adjusted returns by generating current income from its debt investments. Alcentra Capital seeks to partner with business owners, management teams and financial sponsors by providing customized financing for change of ownership transactions, recapitalizations, strategic acquisitions, business expansion and other growth initiatives.

Alcentra Capital, which is externally managed by Alcentra NY, LLC, is a closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. In addition, for tax purposes, Alcentra Capital has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code.

Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between Crescent Capital BDC and the Company pursuant to the Merger Agreement. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the proposed transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of each of Crescent Capital BDC and the Company may not be obtained; (2) the risk that the Mergers or other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by Crescent Capital BDC and the Company or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) uncertainty with respect to the trading levels of shares of the combined company’s common stock on NASDAQ; (6) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of Crescent Capital BDC and the Company; (7) the ability of the combined company to implement its business strategy; (8) difficulties and delays in achieving synergies and cost savings of the combined company; (9) inability to retain and hire key personnel; (10) the occurrence of any event that could give rise to termination of the Merger Agreement; (11) the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (12) evolving legal, regulatory and tax regimes; (13) changes in laws or regulations or interpretations of current laws and regulations that would impact Crescent Capital BDC’s classification as a business development company; and (14) changes in general economic and/or industry specific conditions. Some of these factors are enumerated in the filings Crescent Capital BDC and the Company have made with the SEC, and will be contained in the materials Crescent Capital BDC and the Company will file or cause to be filed with the SEC in connection with the proposed transactions under the Merger Agreement, including a Crescent Capital Maryland BDC registration statement on Form N-14 (the “Registration Statement”) initially filed on September 30, 2019 (File No: 333-233995), which will include Crescent Capital BDC’s and the Company’s joint definitive proxy statement on Schedule 14A that also constitutes a prospectus of Crescent Capital BDC (the “Joint Proxy Statement/Prospectus”).

The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, neither Crescent Capital BDC nor the Company undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information or development, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving Crescent Capital BDC and the Company, along with related proposals for which stockholder approval will be sought (collectively, the “Proposals”). In connection with the Proposals, Crescent Capital BDC and the Company have filed and will file, or cause to be filed, relevant materials with the SEC, including the Registration Statement and Joint Proxy Statement/Prospectus. The Registration Statement and Joint Proxy Statement/Prospectus contain, and any amendments will contain, important information about Crescent Capital BDC and the Company, the proposed transactions, the Proposals and related matters. INVESTORS AND SECURITY HOLDERS OF CRESCENT CAPITAL BDC AND THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRESCENT CAPITAL BDC, THE COMPANY, THE PROPOSED TRANSACTIONS, THE PROPOSALS AND RELATED MATTERS. Investors and security holders can obtain the Registration Statement, the Joint Proxy Statement/Prospectus and other documents filed with, or caused to be filed with, the SEC by Crescent Capital BDC and the Company, free of charge, from the SEC’s web site at www.sec.gov and from either Crescent Capital BDC’s or the Company’s web sites at http://crescentbdc.com or at www.alcentracapital.com. Investors and security holders may also obtain free copies of the Registration Statement, the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Crescent Capital BDC by contacting Crescent Capital BDC’s Investor Relations Department at bdcir@crescentcap.com or from the Company by contacting its Investor Relations Department at investorrelationsbdc@alcentra.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. However, Crescent Capital BDC, the Company, and their respective directors and executive officers, other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information regarding Crescent Capital BDC’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting of stockholders filed with the SEC on April 26, 2019. Information regarding the Company’s directors and executive officers is available in an amendment to its annual report for the year ended December 31, 2018 on Form 10-K/A (the “2018 Form 10-K/A”), filed with the SEC on April 30, 2019. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in Crescent Capital BDC’s 2019 proxy statement and the Company’s 2018 Form 10-K/A, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed by such directors or executive officers, as the case may be, with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and the Joint Proxy Statement/Prospectus when such documents become available. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Proposals or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Alcentra Capital Corporation and Subsidiary

Consolidated Statements of Assets and Liabilities

	As of September 30, 2019 (Unaudited)	As of December 31, 2018
Assets
Portfolio investments, at fair value
Non-controlled, non-affiliated investments, at fair value (cost of $212,247,572 and $212,280,172, respectively)	$203,117,204	$205,411,779
Non-controlled, affiliated investments, at fair value (cost of $26,683,798 and $26,385,612, respectively)	15,249,296	12,980,016
Controlled, affiliated investments, at fair value (cost $0 and $15,212,562, respectively)	—	16,406,021
Cash	4,830,119	11,049,499
Dividends and interest receivable	1,041,343	454,883
Receivable for investments sold	532,930	644,733
Deferred financing costs	909,289	1,366,393
Deferred tax asset	4,266,715	5,385,694
Prepaid expenses and other assets	253,559	79,410
Total Assets	$230,200,455	$253,778,428

Liabilities
Credit facility payable	$28,658,350	$28,536,441
Notes payable (net of deferred note offering costs of $550,159 and $855,433, respectively)	54,449,841	54,144,567
Payable for investments purchased	—	18,550,000
Other accrued expenses and liabilities	90,121	535,096
Directors’ fees payable	225,750	36,125
Professional fees payable	1,071,304	554,173
Interest and credit facility expense payable	1,558,563	1,069,139
Management fee payable	—	765,659
Income-based incentive fees payable	198,805	890,796
Distributions payable	2,317,602	2,433,102
Unearned structuring fee revenue	—	81,643
Income tax liability	255,531	379,155
Total Liabilities	88,825,867	107,975,896

Commitments and Contingencies

Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized, 12,875,566 and 13,105,295 shares issued and outstanding, respectively)	12,876	13,105
Additional paid-in capital	197,118,476	198,594,662
Distributable earnings (accumulated loss)	(55,756,764)	(52,805,235)
Total Net Assets	141,374,588	145,802,532
Total Liabilities and Net Assets	$230,200,455	$253,778,428

Net Asset Value Per Share	$10.98	$11.13

Alcentra Capital Corporation and Subsidiary

Consolidated Statements of Operations

	For the three months ended September 30, 2019 (Unaudited)	For the three months ended September 30, 2018 (Unaudited)	For the nine months ended September 30, 2019 (Unaudited)	For the nine months ended September 30, 2018 (Unaudited)
Investment Income:
From non-controlled, non-affiliated investments:
Interest income from portfolio investments	$5,386,714	$5,676,759	$16,946,112	$17,284,856
Paid-in-kind interest income from portfolio investments	27,534	107,164	140,835	352,295
Other income from portfolio investments	47,920	94,668	332,795	2,213,784
Dividend income from portfolio investments	—	30,756	—	92,268
From non-controlled, affiliated investments:
Interest income from portfolio investments	32,418	58,881	110,659	265,414
Paid in-kind income from portfolio investments	108,583	96,816	298,186	309,946
Other income from portfolio investments	—	—	—	—
From controlled, affiliated investments:
Interest income from portfolio investments	—	488,036	208,538	1,470,032
Paid in-kind income from portfolio investments	—	—	—	—
Other income from portfolio investments	—	—	133,095	—
Total investment income	5,603,169	6,553,080	18,170,220	21,988,595

Expenses:
Management fees	835,825	943,360	2,543,009	3,214,345
Income-based incentive fees/(reversal of accruals)	—	(43,805)	(691,991)	(43,805)
Professional fees	1,411,837	362,625	2,811,452	1,095,777
Valuation services	(70,780)	78,346	86,720	132,279
Interest and credit facility expense	1,455,465	1,705,992	4,195,793	5,146,364
Amortization of deferred financing costs	157,059	117,587	569,604	325,138
Directors’ fees	213,270	87,076	587,946	300,104
Insurance expense	93,524	57,076	240,851	169,583
Amortization of deferred note offering costs	105,771	97,478	348,474	343,439
Consulting fees	—	54,152	244,916	535,892
Excise tax	(62,468)	29,538	327,945	394,846
Other expenses	638,307	255,226	952,606	415,737
Total expenses	4,777,810	3,744,651	12,217,325	12,029,699
Waiver of management fees	(835,825)	(157,227)	(1,120,356)	(266,508)
Net expenses	3,941,985	3,587,424	11,096,969	11,763,191
Net investment income and foreign currency transactions	1,661,184	2,965,656	7,073,251	10,225,404

Realized Gain (Loss) and Net Change in Unrealized Appreciation (Depreciation) From Portfolio Investments
Net realized gain (loss) on:
Non-controlled, non-affiliated investments	—	(38,921)	(111,717)	(10,162,013)
Non-controlled, affiliated investments	—	(12)	—	(10,167,529)
Controlled, affiliated investments	—	—	1,193,459	—
Foreign currency transactions	109,732	—	175,226	—
Net realized gain (loss) from portfolio investments and foreign currency transactions	109,732	(38,933)	1,256,968	(20,329,542)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(742,017)	2,355,583	(2,261,975)	6,235,728
Non-controlled, affiliated investments	573,447	(1,610,661)	1,971,094	7,601,872
Controlled, affiliated investments	—	—	(1,193,459)	220,904
Foreign currency translation	148,596	—	136,968	—
Net change in unrealized appreciation (depreciation) from portfolio investments and foreign currency translation	(19,974)	744,922	(1,347,372)	14,058,504
Benefit (Provision) for income taxes on unrealized gain (loss) on investments	3,253	(589,643)	(1,121,422)	427,585
Net realized gain (loss) and net change in unrealized appreciation (depreciation) from portfolio investments	93,011	116,346	(1,211,826)	(5,843,453)
Net Increase (Decrease) in Net Assets Resulting from Operations	$1,754,195	$3,082,002	$5,861,425	$4,381,951

Basic and diluted:
Net investment income per share	$0.13	$0.22	$0.55	$0.74
Earnings (loss) per share	$0.14	$0.23	$0.45	$0.32
Weighted Average Shares of Common Stock Outstanding	12,875,566	13,530,129	12,885,724	13,815,619

For further information:

Suhail A. Shaikh, Chief Executive Officer, Alcentra Capital, 212 922-6038; or Ellida McMillan, Chief Financial Officer, Alcentra Capital, 212 922-6644